Exhibit 99.1

(1)         The reported transaction reflects the sale of: (i) 17,318,265 shares of Class A common stock, par value $0.001 (the “Common Stock”) of Charter Communications, Inc. (the “Issuer”) by AP Charter Holdings (Sub II), LLC (“AP Charter Sub II”), (ii) warrants exercisable to purchase 694,360 shares of Common Stock by AP Charter Holdings, L.P. (“AP Charter”), (iii) 476,276 shares of Common Stock and warrants exercisable to purchase 121,370 shares of Common Stock by Red Bird, L.P. (“Red Bird”), (iv) warrants exercisable to purchase 45,243 shares of Common Stock by Blue Bird, L.P. (“Blue Bird”), (v) warrants exercisable to purchase 14,777 shares of Common Stock by Green Bird, L.P. (“Green Bird”), and (vi) warrants exercisable to purchase 4,884 shares of Common Stock that were held by Green Bird for the benefit of Permal Apollo Value Investment Fund Ltd. (“Permal Fund”).

AP Charter Holdings (Sub II MM), LLC (“AP Charter Sub MM”) is the sole member and manager of AP Charter Sub II, and AP Charter is the sole member and manager of AP Charter Sub MM.  Apollo Advisors VI, L.P. (“Advisors VI”) and Apollo Advisors VII, L.P. (“Advisors VII”) serve as the general partners of AP Charter.  Apollo Capital Management VI, LLC (“ACM VI”) serves as the general partner of Advisors VI, and Apollo Capital Management VII, LLC (“ACM VII”) serves as the general partner of Advisors VII.  Apollo Principal Holdings I, L.P. (“Principal I”) is the sole member and manager of each of ACM VI and ACM VII.  Apollo Principal Holdings I GP, LLC (“Principal I GP”) serves as the general partner of Principal I.

Red Bird GP, Ltd. (“Red Bird GP”) is the general partner of Red Bird, Blue Bird GP, Ltd. (“Blue Bird GP”) is the general partner of Blue Bird, and Green Bird GP, Ltd. (“Green Bird GP”) is the general partner of Green Bird.  Apollo SVF Management, L.P. (“SVF Management”) is the director of each of Red Bird GP and Blue Bird GP.  SVF Management also serves as the investment manager for the Permal Fund, and as such has the authority to make investment decisions on behalf of, and vote securities held by, Permal Fund.  Apollo Value Management, L.P. (“Value Management”) is the director of Green Bird GP.  The general partner of SVF Management is Apollo SVF Management GP, LLC (“SVF Management GP”), and the general partner of Value Management is Apollo Value Management GP, LLC (“Value Management GP”).  Apollo Capital Management, L.P. (“Capital Management”) is the sole member and manager of each of SVF Management GP and Value Management GP.  The general partner of Capital Management is Apollo Capital Management GP, LLC (“Capital Management GP”).

The sole shareholder of Red Bird GP is Apollo SOMA Advisors, L.P. (“SOMA Advisors”), the sole shareholder of Blue Bird GP is Apollo SVF Advisors, L.P. (“SVF Advisors”), and the sole shareholder of Green Bird GP is Apollo Value Advisors, L.P. (“Value Advisors”).  The general partner of SOMA Advisors is Apollo SOMA Capital Management, LLC (“SOMA Capital Management”), the general partner of SVF Advisors is Apollo SVF Capital Management, LLC (“SVF Capital Management”), and the general partner of Value Advisors is Apollo Value Capital Management, LLC (“Value Capital Management”).  Apollo Principal Holdings II, L.P. (“Principal II”) is the sole member and manager of each of SOMA Capital Management, SVF Capital Management and Value Capital Management.  Apollo Principal Holdings II GP, LLC (“Principal Holdings GP”) is the general partner of Principal II.

Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of each of Capital Management GP and International GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers of Principal I GP and Principal II GP, and the managers as well as principal executive officers of Management Holdings GP.

AP Charter Sub II, AP Charter Sub MM, AP Charter, Red Bird, Blue Bird, Green Bird, Advisors VI, ACM VI, Advisors VII, ACM VII, Principal I, Principal I GP, Red Bird GP, Blue Bird GP, Green Bird GP, SVF Management, SVF Management GP, Value Management, Value Management GP, Capital Management, Capital Management GP, SOMA Advisors, SOMA Capital Management, SVF Advisors, SVF Capital Management, Value Advisors, Value Capital Management, Principal II, Principal II GP, Management Holdings, Management Holdings GP, and Messrs. Leon Black, Joshua Harris and Marc Rowan, each disclaim beneficial ownership of all shares of the Common Stock held of record or beneficially owned by any of such persons or by Permal Fund, in excess of their pecuniary interests in such securities, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The principal address for AP Charter Sub II, AP Charter Sub MM, AP Charter, Advisors VI, ACM VI, Advisors VII, ACM VII, Principal I, Principal I GP, SOMA Advisors, SOMA Capital Management, SVF Advisors, SVF Capital Management, Value Advisors, Value Capital Management, Principal II and Principal II GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The principal address for Red Bird, Red Bird GP, Blue Bird, Blue Bird GP, Green Bird and Green Bird GP is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands.  The principal address for SVF Management, SVF Management GP, Value Management, Value Management GP, Capital Management, Capital Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.